Exhibit 99.2

SELLAS Life Sciences Group Successfully Completes Business Combination with Galena Biopharma

SELLAS Expected to Commence Trading on the Nasdaq Capital Market under Ticker Symbol “SLS” on January 2, 2018

HAMILTON, Bermuda and NEW YORK, New York Dec 29, 2017 – SELLAS Life Sciences Group, Inc. (Nasdaq: SLS) (SELLAS Inc.) today announced that the proposed merger of the businesses of SELLAS Life Sciences Group Ltd. (SELLAS Ltd.) and Galena Biopharma, Inc. (Galena) has closed effective today, December 29, 2017, following approval by Galena’s stockholders. Upon completion of the merger, Galena was renamed “SELLAS Life Sciences Group, Inc.” and now features a late-stage pipeline led by novel immunotherapies targeting a broad range of indications in hematologic and solid malignancies. SELLAS Inc. is expected to commence trading on the Nasdaq Capital Market on January 2, 2018, under the ticker symbol “SLS”.

“This public listing provides us with the opportunity to further develop our novel immunotherapies for a wide range of cancers with unmet medical needs as a public company,” said Angelos Stergiou, MD, ScD h.c., President and Chief Executive Officer of SELLAS Inc. “Over the past year, we have advanced the development of galinpepimut-S (GPS), our Wilms Tumor 1-targeting immunotherapy, through collaborations with Merck & Co., among others, as well as our ongoing Phase 2 trials of GPS in patients with multiple myeloma, as a monotherapy, and with ovarian cancer, in combination with Bristol Myers Squibb’s nivolumab. We also had successful End-of-Phase 2 meetings with the FDA pertaining to our planned Phase 3 studies in acute myeloid leukemia and malignant pleural mesothelioma. We are excited by the potential of GPS, both as a monotherapy and in combination with other agents to serve as a promising therapy for patients with a broad array of cancers.”

“I am delighted to be working with Angelos and the rest of the SELLAS Inc. team, who have been responsible for building the company and progressing its novel, high potential pipeline to address the unmet needs of patients battling various types of cancer. The transition to being a publicly traded company marks a significant milestone, providing the opportunity for greater financial resources and enhanced corporate structure to better advance the company’s clinical programs,” noted Jane Wasman, newly-appointed Chair of SELLAS Inc.’s Board of Directors.

Following completion of the merger, the combined company will relocate its headquarters to New York City, NY, and operate under the management team of SELLAS Ltd.: Dr. Angelos M. Stergiou (Chief Executive Officer), Aleksey N. Krylov (Interim Chief Financial Officer), Dr. Nicolas J. Sarlis (Chief Medical Officer), and Dr. Gregory M. Torre (Chief Regulatory Officer). The Board of Directors now is led by Jane Wasman (Chair), along with Stephen F. Ghiglieri, Fabio Lopez, Dr. David A. Scheinberg, Dr. Angelos M. Stergiou, Robert L. Van Nostrand and John Varian.

Guggenheim Securities acted as SELLAS Ltd.’s financial advisor for the transaction, and Cooley LLP and Conyers Dill & Pearman acted as SELLAS Ltd.’s legal counsel. Canaccord Genuity Inc. acted as Galena’s financial advisor for the transaction and Paul Hastings LLP and BeesMont Law Limited acted as Galena’s legal counsel.

About the Transaction

In connection with and prior to the closing of the merger, Galena effected a 1-for-30 reverse stock split of its common stock. As a result of the reverse stock split, every 30 shares of Galena common stock issued and outstanding or held by Galena in treasury immediately prior to the effective time of the reverse stock split was automatically reclassified into one fully paid and nonassessable share of Galena common stock. Pursuant to the merger, the holders of SELLAS Ltd. shares outstanding immediately prior to the merger received 43.9972 shares of Galena common stock in exchange for each SELLAS Ltd. share in the merger. Post-merger and post-reverse split, SELLAS Inc. now has approximately 5,766,891 shares of common stock issued and outstanding, with prior SELLAS Ltd. securityholders collectively owning approximately 67.5% of the combined company, and prior Galena securityholders collectively owning approximately 32.5% of the combined company, in each case on a fully diluted basis, without taking into account certain out-of-the-money Galena warrants.

About SELLAS Inc.’s Pipeline

The combined company features a late-stage pipeline led by novel immunotherapies targeting a broad range of indications in hematologic and solid tumor malignancies. SELLAS Inc. plans to initiate a Phase 3 trial of GPS for the treatment of acute myeloid leukemia (AML) in 2018, pending funding availability, and has also successfully completed a Phase 2 study of GPS in malignant pleural mesothelioma (MPM). End-of-Phase 2 meetings have been completed with the U.S. Food and Drug Administration (FDA) for GPS in both indications.

In addition, SELLAS Inc. is currently conducting two Phase 2 trials of GPS, in multiple myeloma as a monotherapy, as well as in a combination trial in ovarian cancer with nivolumab (OPDIVO®; Bristol-Myers Squibb). SELLAS Inc. is currently preparing for an open label, 5-arm ‘basket’ type combination trial of GPS in combination with the anti-PD-1 therapy pembrolizumab (KEYTRUDA®; Merck & Co.). SELLAS Inc. also assumes Galena’s Phase 2 investigator-sponsored nelipepimut-S clinical trials in breast cancer and a controlled release version of anagrelide for potential internal development or strategic partnership.

About SELLAS Life Sciences Group

SELLAS Inc. is a development-stage biopharmaceutical company focused on novel cancer immunotherapeutics for a broad range of cancer indications. SELLAS Inc.’s lead product candidate, galinpepimut-S (GPS), is licensed from Memorial Sloan Kettering Cancer Center and targets the Wilms Tumor 1 (WT1) protein, which is present in an array of tumor types. GPS has potential as a monotherapy or in combination to address a broad spectrum of hematologic malignancies and solid tumor indications. GPS has Phase 3 clinical trials planned (pending funding availability) for two indications, acute myeloid leukemia (AML) and malignant pleural mesotheliomia (MPM). It is also in development as a potential treatment for multiple myeloma and ovarian cancer. SELLAS Inc. plans to study GPS in up to four additional indications. SELLAS Inc. recently received Orphan Drug designations from the U.S. Food & Drug Administration (FDA), as well as the European Medicines Agency, for GPS in AML and MPM; GPS also received Fast Track designation for AML and MPM from the FDA.

For more information on SELLAS Inc., please visit www.sellaslifesciences.com.

Forward-Looking Statements

This press release contains forward-looking statements, including, but not limited to, statements related to the effects of the merger, the ability to further develop galinpepimut-S for a broad range of cancer indications, the ability to partner certain compounds in its product pipeline, as well as statements regarding planned and ongoing clinical trials for its product pipeline. These forward-looking statements are based on current plans, objectives, estimates, expectations and intentions, and inherently involve significant risks and uncertainties. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties, which include, without limitation, risks and uncertainties associated with immune-oncology product development and clinical success thereof, the uncertainty of regulatory approval, the uncertainty of partnering its clinical assets, and other risks and uncertainties affecting SELLAS Inc. and its development programs. Other risks and uncertainties of which SELLAS Inc. is not currently aware may also affect SELLAS Inc.’s forward-looking statements and may cause actual results and the timing of events to differ materially from those anticipated. The forward-looking statements herein are made only as of the date hereof. SELLAS Inc. undertakes no obligation to update or supplement any forward-looking statements to reflect actual results, new information, future events, changes in its expectations or other circumstances that exist after the date as of which the forward-looking statements were made.

Investor Contact:

Will O’Connor

Stern Investor Relations, Inc.

212-362-1200

ir@sellaslife.com

David Moser, JD

Sellas Life Sciences Group

813-864-2571

info@sellaslife.com

Source: SELLAS Life Sciences Group, Inc.